N-CSR Item 10(b) - Exhibits: Certifications

                     SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of SouthTrust Funds on behalf of SouthTrust Alabama Tax-Free Income Fund, SouthTrust Bond Fund, SouthTrust Growth Fund, SouthTrust Income Fund, SouthTrust U.S. Treasury Money Market Fund, and SouthTrust Value Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: December 26, 2003

/s/ Charles L. Davis, Jr.

Title: President, Principal Executive Officer



Dated: December 26, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18
U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.